EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Form 8-K/A filed March 15, 2016, Commission File 000-31899 of YASHENG GROUP of our report dated January 15, 2016, relating to audited financial statements for the years ended December 31, 2012, 2013 and 2014 and unaudited financial statements for the 9 months ended September 30, 2015 for Gansu Yasheng Agro-Industrial and Commerce Group Co. Ltd., which appear in the 8-K/A of YASHENG GROUP.

/s/ GANSU-HONGXIN Certified Public Accountants Co., Ltd.
Lanzhou, China

March 10, 2016